UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2010

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2010, Plains Exploration & Production Company (“PXP” or the “Company”) issued a press release announcing that it and certain of its subsidiaries have entered into an agreement with McMoRan Exploration Company (“MMR”) and certain of its subsidiaries (collectively, “Purchaser”) to divest PXP’s interest in properties located in the Gulf of Mexico shallow water for a combination of cash and stock. PXP will receive $75 million in cash and 51 million shares of MMR common stock (the “MMR Shares”) in exchange for PXP’s interest in all of its Gulf of Mexico leasehold located in less than 500 feet of water. In conjunction with the transaction, McMoRan has secured $900 million of committed financing from an investor group (the “Financing Transactions”).

The Agreement and Plan of Merger dated as of September 19, 2010, (the “Merger Agreement”), by and among PXP, PXP Gulf Properties LLC, a Delaware limited liability company (“PXP Gulf”), PXP Offshore LLC, a Delaware limited liability company (“PXP Offshore”), MMR, McMoRan Oil & Gas LLC, a Delaware limited liability company, McMoRan GOM, LLC, a Delaware limited liability company (“McMoRan GOM”), and McMoRan Offshore LLC, a Delaware limited liability company (“McMoRan Offshore”), contemplates the merger of (i) PXP Gulf with and into McMoRan GOM in exchange for $75 million in cash and (ii) PXP Offshore with and into McMoRan Offshore in exchange for the MMR Shares (collectively, the “mergers”).

The Merger Agreement has been approved by the boards of directors of both PXP and MMR. In addition, PXP has entered into a Support Agreement with certain affiliates of MMR, whereby those affiliates have agreed to vote their shares in MMR in favor of the proposed transaction and against any alternative transaction.

PXP and MMR have each agreed to certain covenants in the Merger Agreement. Among other covenants, MMR has agreed, subject to certain exceptions to permit MMR’s board of directors to comply with its fiduciary duties, not to initiate, solicit, negotiate, provide information in furtherance of, approve, recommend or enter into an Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains customary and other closing conditions that, if not satisfied or waived, would result in the mergers not occurring. These conditions include, among others:

•	continued accuracy of the representations and warranties of the parties to the Merger Agreement;

•	performance by each party of its obligations under the Merger Agreement;

•	absence of any suits, actions or other proceedings to the effect that the transaction may not be consummated as described in the Merger Agreement;

•	the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated;

•	the consummation of the Financing Transactions;

•	approval by MMR stockholders of the issuance of common stock to PXP;

•	release of certain liens on the properties; and

•	receipt of all material consents to such transaction.

The Merger Agreement contains customary indemnity obligations with respect to losses relating to, among other things, breaches of representations or warranties, breaches or non-fulfillment of covenants, taxes and certain operating costs as well as assumed and excluded obligations. Certain of these indemnification obligations are subject to minimum claim amounts, deductibles and caps. In addition, the mergers are subject to customary post-closing adjustments.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transaction described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in schedules and exhibits that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying schedules and exhibits. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PXP’s or MMR’s public disclosures.

The Merger Agreement contains certain termination rights for both PXP or MMR, including, among others, (i) by either PXP or MMR if the mergers have not closed on or before February 28, 2011; (ii) by the mutual consent of PXP and MMR; (iii) by MMR if PXP materially breaches any of its representations, warranties or covenants; and (iii) by PXP if (a) MMR materially breaches any of its representations, warranties or covenants, (b) the board of directors of MMR fails to recommend the Merger to its shareholders or changes its recommendation, or (c) if MMR breaches the no-solicitation covenant.

PXP and MMR have also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) and a stockholder agreement (the “Stockholder Agreement”) at the closing of the transactions contemplated by the Merger Agreement. Under the terms of the Registration Rights Agreement, MMR is obligated to file a registration statement covering the MMR Common Stock within 60 days after closing. The Registration Rights Agreement also gives PXP piggyback registration rights and demand registration rights under certain circumstances. Under the terms of the Stockholder Agreement, MMR will expand its board of directors and PXP will have the right to designate two board members for so long as PXP owns at least 10% of the outstanding shares of MMR. If PXP ownership falls below 10%, but is at least 5%, PXP shall have the right to designate one director. The Stockholder Agreement requires PXP to refrain from certain activities that could be undertaken to acquire control over MMR and from transferring any MMR Shares for one year after closing (subject to certain exceptions). After one year, PXP is permitted to transfer the MMR Shares, subject only to certain restrictions enumerated in the Registration Rights Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Document

99.1	Press release of Plains Exploration & Production Company, dated September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: September 20, 2010	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

99.1	Press release of Plains Exploration & Production Company, dated September 20, 2010.